Exhibit 10.42

Schedule to Form of Agreement Entered Into With Certain Executive Officers

Name	Title
Cox, M.	Chief Executive Officer
Wine, J.	SVP, Chief Financial Officer
Hoppes, D.	SVP, Ocean Services
Forest, R.	SVP, Operations
Angoco, V.	SVP, Pacific & EVP, MTI
Weis, P.	VP, CIO
Gonzalez, Y.	VP, Human Resources
Rolfe, R.	President, Matson Logistics